EXHIBIT 99.1

ASSIGNMENT OF RIGHTS AGREEMENT

Hereby, AMJ Global LLC. (herein called "AMJ"), located at 26731 Mont Calabasas Drive, Calabasas, California 91302, irrevocably assigns, transfers and conveys in its entirety to Kange Corp., located at 2770 S. Maryland Pkwy. # 302, Las Vegas, Nevada, 89109, all of its rights and obligations that are stipulated and set forth in every and all agreements between AMJ and Blabeey Inc., including but not limited to the agreement between the same dated to 10-26-2015.

By:	/s/ Victor Stepanov	By:	/s/ Dr. Art Malone
	Victor Stepanov		Dr. Art Malone
	for Kange Corp.		for AMJ Global, LLC.